Exhibit 10.1

Salton, Inc.
3633 Flamingo Road
Miami, FL 33027

July 13, 2008
Spectrum Brands, Inc.
Six Concourse Parkway, Suite 3300
Atlanta, Georgia 30328

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase Agreement, dated as of May 20, 2008 (as amended or modified from time to time in accordance with its terms, the “Purchase Agreement”), by and among Spectrum Brands, Inc., a Wisconsin corporation (“Spectrum”), Salton, Inc., a Delaware corporation (“Salton”), and Applica Pet Products LLC, a Delaware limited liability company (“Pet LLC” and, together with Salton, the “Purchaser”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 8.01(a)(i) of the Purchase Agreement, Spectrum, Salton and Pet LLC hereby mutually agree, subject to and conditioned upon, in the case of the Purchaser, the receipt of the Reimbursement (as defined below), to terminate the Purchase Agreement. In consideration of the foregoing, and notwithstanding anything to the contrary contained in the Purchase Agreement, as a reimbursement of expenses, Spectrum hereby agrees to pay to the Purchaser promptly, and in any event within two business days, $3,000,000 in immediately available funds (the “Reimbursement”) to the account specified by Purchaser.

The Purchaser and Spectrum agree to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the termination contemplated by this letter agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

[Remainder of Page Intentionally Left Blank]

SALTON, INC.

By:  /s/ Lisa R. Carstarphen

Name:     Lisa R. Carstarphen
Title:       Vice President, General Counsel and Corporate Secretary

APPLICA PET PRODUCTS LLC

By:  /s/ Lisa R. Carstarphen

Name:     Lisa R. Carstarphen
Title:       Vice President, General Counsel and Corporate Secretary

SPECTRUM BRANDS, INC.

By:  /s/ Kent J. Hussey

Name:     Kent J. Hussey
Title:       CEO